EXHIBIT 5.1

May 26, 2015

Nautilus, Inc.
17750 S.E. 6th Way
Vancouver, WA 98683

Ladies and Gentlemen:

We have acted as counsel to Nautilus, Inc., a Washington corporation (the “Company”), in connection with the filing on the date hereof of a registration statement on Form S-8 (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 6,097,398 shares of the Company’s common stock, no par value (the “Shares”), consisting of (i) 500,000 Shares issuable under the Nautilus, Inc. Employee Stock Purchase Plan (the “ESPP”), (ii) 4,769,296 Shares issuable under the Nautilus, Inc. 2015 Long-Term Incentive Plan (the “2015 Plan”), and (iii) 828,102 Shares that are subject to currently outstanding awards under the Nautilus, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”). The ESPP, the 2015 Plan and the 2005 Plan are each referred to herein individually as a “Plan”.

We have reviewed those documents, corporate records, and other instruments as we have deemed necessary for the purpose of rendering our opinion herein. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

Based on the foregoing, it is our opinion that the each Share, when issued and sold pursuant to the terms of the applicable Plan and its accompanying agreements will be duly authorized, legally issued, fully paid and non-assessable when a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of any agreed consideration as determined in accordance with the terms of the applicable Plan and any accompanying agreement.

This opinion is dated as of the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Sincerely,

/s/ Garvey Schubert Barer

GARVEY SCHUBERT BARER
A partnership of professional corporations